Exhibit 10.1
TERMINATION OF SUBSCRIPTION AGREEMENT
          This Termination of Subscription Agreement (this “Termination”) is effective as of the 16th day of November 2005 between Sangamo BioSciences, Inc. (the “Company”) and Michael C. Wood (“Wood”).
RECITALS:
          The Company and Wood previously entered into a Subscription Agreement, dated November 10, 2005 (the “Subscription Agreement”), pursuant to which the Company agreed to sell and Wood agreed to buy shares of common stock of the Company, subject to certain closing conditions. Subsequent to the execution of the Subscription Agreement and prior to the satisfaction of the closing conditions of the Subscription Agreement, the Nasdaq staff determined and advised the Company that the proposed sale pursuant to the Subscription Agreement should be combined with the sales to the investors pursuant to the Placement Agency Agreement, dated November 10, 2005, among the Company, JMP Securities, Piper Jaffray & Co. and Leerink Swann & Company (the “Placement Agency Agreement”) and consequently the Company would be required under the Nasdaq Marketplace Rules to obtain prior shareholder approval. The Company and Wood believe it is in the best interest of the Company to immediately terminate the Subscription Agreement on the terms and conditions set forth below.
          NOW, THEREFORE, the Company and Wood hereby agree as follows:
          1.     The Subscription Agreement is hereby terminated effective as of date hereof and prior to the closing of the sale of shares pursuant to the Placement Agency Agreement, and the parties hereto shall have no further rights or obligations under the Subscription Agreement from and after said time and date.
          2.     This Termination shall be construed and governed by the laws of the State of California.
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          IN WITNESS WHEREOF, the parties hereto have executed this Termination the day and year first written above.

SANGAMO BIOSCIENCES, INC.
By:	/s/ Edward O. Lanphier
Edward O. Lanphier
Chief Executive Officer

MICHAEL C. WOOD
/s/ Michael C. Wood